POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Howard Surloff, Janey Ahn, Denis Molleur, Edward Baer,
Douglas McCormack and Aaron Wasserman of BlackRock, Inc., and Michael Hoffman,
Cheri Hoff, Michael D. Saarinen and Peter Lin of Skadden, Arps, Slate, Meagher &
Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the
Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the
Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the
Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time.

This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 12th day of May 2009.

   By: /s/ Matthew Marra
      Matthew Marra

--------------------------------------------------------------------------------

ANNEX A

1 BlackRock Dividend Achievers Trust BDV
2 BlackRock EcoSolutions Investment Trust BQR
3 BlackRock Enhanced Capital and Income Fund, Inc. CII
4 BlackRock Enhanced Dividend Achievers Trust BDJ
5 BlackRock Global Energy and Resources Trust BGR
6 BlackRock Global Equity Income Trust BFD
7 BlackRock Global Opportunities Equity Trust BOE
8 BlackRock Health Sciences Trust BME
9 BlackRock International Growth and Income Trust BGY
10 BlackRock Preferred & Corporate Income Strategies Fund, Inc. PSW
11 BlackRock Preferred and Equity Advantage Trust BTZ
12 BlackRock Preferred Income Strategies Fund, Inc. PSY
13 BlackRock Preferred Opportunity Trust BPP
14 BlackRock Real Asset Equity Trust BCF
15 BlackRock S&P Quality Rankings Global Equity Managed Trust BQY
16 BlackRock Strategic Dividend Achievers Trust BDT
17 BlackRock World Investment Trust BWC
18 BlackRock Apex Municipal Fund, Inc. APX
19 BlackRock California Insured Municipal Income Trust BCK
20 BlackRock California Investment Quality Municipal Trust, Inc. RAA
21 BlackRock California Municipal 2018 Term Trust BJZ
22 BlackRock California Municipal Bond Trust BZA
23 BlackRock California Municipal Income Trust BFZ
24 BlackRock California Municipal Income Trust II BCL
25 BlackRock Insured Municipal Income Investment Trust BAF
26 BlackRock Investment Quality Municipal Income Trust RFA
27 BlackRock Florida Municipal 2020 Term Trust BFO
28 BlackRock Municipal Bond Investment Trust BIE
29 BlackRock Municipal Income Investment Trust BBF
30 BlackRock Insured Municipal Income Trust BYM
31 BlackRock Insured Municipal Term Trust, Inc. BMT
32 BlackRock Investment Quality Municipal Trust, Inc. BKN
33 BlackRock Long-Term Municipal Advantage Trust BTA
34 BlackRock Maryland Municipal Bond Trust BZM
35 Massachusetts Health & Education Tax Exempt Trust MHE
36 BlackRock Muni Intermediate Duration Fund, Inc. MUI
37 BlackRock Muni New York Intermediate Duration Fund, Inc. MNE
38 BlackRock MuniAssets Fund, Inc. MUA
39 BlackRock Municipal 2018 Term Trust BPK
40 BlackRock Municipal 2020 Term Trust BKK
41 BlackRock Municipal Bond Trust BBK
42 BlackRock Municipal Income Trust BFK
43 BlackRock Municipal Income Trust II BLE
44 BlackRock MuniEnhanced Fund, Inc. MEN
45 BlackRock MuniHoldings California Insured Fund, Inc. MUC
46 BlackRock MuniHoldings Insured Investment Fund MFL
47 BlackRock MuniHoldings Fund II, Inc. MUH
48 BlackRock MuniHoldings Fund, Inc. MHD
49 BlackRock MuniHoldings Insured Fund II, Inc. MUE
50 BlackRock MuniHoldings Insured Fund, Inc. MUS

A-1
--------------------------------------------------------------------------------

51 BlackRock MuniHoldings New Jersey Insured Fund, Inc. MUJ
52 BlackRock MuniHoldings New York Insured Fund, Inc. MHN
53 BlackRock MuniVest Fund II, Inc. MVT
54 BlackRock MuniVest Fund, Inc. MVF
55 BlackRock MuniYield Arizona Fund, Inc. MZA
56 BlackRock MuniYield California Fund, Inc. MYC
57 BlackRock MuniYield California Insured Fund, Inc. MCA
58 BlackRock MuniYield Investment Fund MYF
59 BlackRock MuniYield Insured Investment Fund MFT
60 BlackRock MuniYield Fund, Inc. MYD
61 BlackRock MuniYield Insured Fund, Inc. MYI
62 BlackRock MuniYield Michigan Insured Fund II, Inc. MYM
63 BlackRock MuniYield Michigan Insured Fund, Inc. MIY
64 BlackRock MuniYield New Jersey Fund, Inc. MYJ
65 BlackRock MuniYield New Jersey Insured Fund, Inc. MJI
66 BlackRock MuniYield New York Insured Fund, Inc. MYN
67 BlackRock MuniYield Pennsylvania Insured Fund MPA
68 BlackRock MuniYield Quality Fund II, Inc. MQT
69 BlackRock MuniYield Quality Fund, Inc. MQY
70 BlackRock New Jersey Investment Quality Municipal Trust, Inc. RNJ
71 BlackRock New Jersey Municipal Bond Trust BLJ
72 BlackRock New Jersey Municipal Income Trust BNJ
73 BlackRock New York Insured Municipal Income Trust BSE
74 BlackRock New York Investment Quality Municipal Trust, Inc. RNY
75 BlackRock New York Municipal 2018 Term Trust BLH
76 BlackRock New York Municipal Bond Trust BQH
77 BlackRock New York Municipal Income Trust BNY
78 BlackRock New York Municipal Income Trust II BFY
79 BlackRock Pennsylvania Strategic Municipal Trust BPS
80 BlackRock Strategic Municipal Trust BSD
81 BlackRock Virginia Municipal Bond Trust BHV
82 BlackRock Debt Strategies Fund, Inc. DSU
83 BlackRock Diversified Income Strategies Fund, Inc. DVF
84 BlackRock Floating Rate Income Strategies Fund, Inc. FRA
85 BlackRock Floating Rate Income Strategies Fund II, Inc. FRB
86 Master Senior Floating Rate LLC SFR-M
87 BlackRock Senior Floating Rate Fund, Inc. SFR-I
88 BlackRock Senior Floating Rate Fund II, Inc. SFR-II
89 BlackRock Senior High Income Fund, Inc. ARK
90 BlackRock Broad Investment Grade 2009 Term Trust, Inc. BCT
91 BCT Subsidiary, Inc. BCTS
92 BlackRock Core Bond Trust BHK
93 BlackRock Global Floating Rate Income Trust BGT
94 BlackRock High Income Shares HIS
95 BlackRock High Yield Trust BHY
96 BlackRock Income Opportunity Trust, Inc. BNA
97 BlackRock Income Trust, Inc. BKT
98 BlackRock Limited Duration Income Trust BLW
99 BlackRock Strategic Bond Trust BHD
100 BlackRock Corporate High Yield Fund, Inc. COY
101 BlackRock Corporate High Yield Fund III, Inc. CYE
102 BlackRock Corporate High Yield Fund V, Inc. HYV
103 BlackRock Corporate High Yield Fund VI, Inc. HYT

A-2
--------------------------------------------------------------------------------

104 BlackRock Enhanced Government Fund, Inc. EGF
105 BlackRock Defined Opportunity Credit Trust BHL
106 BlackRock Fixed Income Value Opportunities BFIVO
107 BlackRock Core Alternatives Portfolio LLC BCAP - Core
108 BlackRock Core Alternatives TEI Portfolio LLC BCAP - TEI
109 BlackRock Core Alternatives Master Portfolio LLC BCAP - Master

A-3

--------------------------------------------------------------------------------